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                                                                    Exhibit 99.5

                                OFFER TO EXCHANGE

              ALL OUTSTANDING 7 3/8% SERIES A SENIOR NOTES DUE 2004
                                 IN EXCHANGE FOR
                      7 3/8% SERIES B SENIOR NOTES DUE 2004

              ALL OUTSTANDING 7 5/8% SERIES A SENIOR NOTES DUE 2006
                                 IN EXCHANGE FOR
                      7 5/8% SERIES B SENIOR NOTES DUE 2006

              ALL OUTSTANDING 7 7/8% SERIES A SENIOR NOTES DUE 2009
                                 IN EXCHANGE FOR
                      7 7/8% SERIES B SENIOR NOTES DUE 2009

                                       OF
                        ALLIED WASTE NORTH AMERICA, INC.


To Our Clients:

    We are enclosing a Prospectus, dated January 27, 1999 of Allied Waste North America, Inc. (the "Company"), and a related Letter of Transmittal and (which together constitute the "Exchange Offer") relating to the offer by the Company, to exchange its 7 3/8% Series B Senior Notes Due 2004, 7 5/8% Series B Senior Notes Due 2006, and 7 7/8% Series B Senior Notes Due 2009 (collectively, the "New Senior Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 7 3/8% Series A Senior Notes Due 2004, 7 5/8% Series A Senior Notes Due 2006, and 7 7/8% Series A Senior Notes Due 2009 (collectively, the "Old Senior Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

    PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 26, 1999 UNLESS EXTENDED.

    THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM AMOUNT OF OLD SENIOR NOTES BEING TENDERED.

    We are the holder of record of Old Senior Notes held by us for your account. A tender of such Old Senior Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Senior Notes held by us for your account.

    We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

    Pursuant to the Letter of Transmittal, each holder of Old Senior Notes will represent to the Company that (i) the New Senior Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Senior Notes, whether or not such person is such holder, (ii) neither the holder of the Old Senior Notes nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in, the distribution of such New Senior Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive New Senior Notes for its own account in exchange for Old
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Senior Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the New Senior Notes and (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) that will receive New Senior Notes for its own account in exchange for Old Senior Notes, we will represent on behalf of such broker-dealer that the Old Senior Notes to be exchanged for the New Senior Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Senior Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Senior Notes, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                Very truly yours,

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